UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2017

JACKSONVILLE BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-34821	36-4670835
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

1211 West Morton Avenue, Jacksonville, Illinois		62650
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (217) 245-4111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 25, 2017, Jacksonville Bancorp, Inc. (the “Company”) held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered the election of directors, the ratification of the independent registered public accounting firm, and the approval of an advisory vote on executive compensation. A breakdown of the votes cast is set forth below.

1. The election of directors for a three year term:

	For	Withheld	Broker non-votes

Dean H. Hess	1,248,922	2,686	282,139

John C. Williams	1,248,922	2,686	282,139

Harmon B. Deal, III	1,248,922	2,686	282,139

2. The ratification of the appointment of BKD LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

For	Against	Abstain	Broker non-votes

1,526,213	4,469	3,065	0

3. The approval of an advisory vote on executive compensation.

For	Against	Abstain	Broker non-votes

1,170,748	19,411	65,150	278,439

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None.

(b)	Pro Forma Financial Information: None.

(c)	Shell Company Transaction: None.

(d)	Exhibits: None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

DATE: April 25, 2017	By:	/s/ Richard A. Foss
Richard A. Foss
President and Chief Executive Officer